SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the
Commission Only (as permitted
by Rule 14a-6(e) (2))

[ ]	Definitive Proxy Statement
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[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Western Asset Middle Market Income Fund Inc.

(Name of Registrant as Specified in Its Charter)

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Western Asset Middle Market Income Fund Inc. (XWMFX)

(the “Fund”)

620 Eighth Avenue, 49th Floor

New York, New York 10018

AUGUST 28, 2020 SPECIAL MEETING OF SHAREHOLDERS ADJOURNED TO

SEPTEMBER 25, 2020

The following Notice of Adjournment relates to the proxy statement (the “Proxy Statement”) of the Fund, dated April 16, 2020, furnished to shareholders of the Fund in connection with the solicitation of proxies by the Board of Directors of the Fund for use at the Fund’s 2020 Special Meeting of Shareholders (the “Meeting”) previously scheduled to be held on Friday, June 5, 2020 at 9:00 a.m. Eastern Time and subsequently postponed to Monday, July 6, 2020 and adjourned to Friday, August 28, 2020. This Supplement is being filed with the Securities and Exchange Commission to provide notice of a change of date and time of the Meeting and is being made available to shareholders on or about August 31, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF ADJOURNMENT AND RESCHEDULING

OF THE AUGUST 28, 2020 SPECIAL MEETING OF SHAREHOLDERS

To the shareholders of the fund listed above (the Fund):

NOTICE IS HEREBY GIVEN that the date and time of the Meeting has been changed. The Meeting originally scheduled for Friday, June 5, 2020 at 9:00 a.m. Eastern Time and subsequently postponed to Monday, July 6, 2020 at 11:00 a.m. Eastern Time and adjourned to Friday, August 28, 2020 at 9:00 a.m. Eastern Time has been adjourned to September 25, 2020 at 9:00 a.m. Eastern Time in order to solicit additional shareholder votes. As previously announced, the Fund’s Meeting will be accessible solely by means of remote communication in light of public health concerns regarding the coronavirus pandemic.

As described in the Notice dated July 22, 2020, the Board of Directors of the Fund had set a new record date of July 20, 2020 (the “New Record Date”). Only shareholders of record at the close of business on the New Record Date will be entitled to notice of and to vote at the Meeting, or at any adjournment or postponement thereof. As described in the proxy materials for the Meeting previously distributed, the Board of Directors of the Fund had originally fixed the close of business on March 9, 2020 as the record date.

For the Fund, the Meeting will be held at the following Meeting website: http://www.meetingcenter.io/230290071. To participate in the Meeting, shareholders of the Fund must enter the following password: LMP2020. Shareholders must also enter the control number found on their proxy card. Shareholders may vote during the Meeting by following the instructions available on the Meeting website during the Meeting.

We encourage you to access the meeting site prior to the start time to allow ample time to log into the meeting webcast and test your computer system. Accordingly, the Meeting site will first be accessible to shareholders beginning at approximately 9:00 a.m. Eastern Time on September 27, 2020. For questions relating to participation at the Meeting by remote communication, please call (888) 888-0151.

If shares are held through an intermediary, such as a bank or broker, shareholders must register in advance to attend the Meeting. To register shareholders must submit proof of their proxy power (legal proxy) reflecting their Fund holdings along with their name and email address to Computershare Fund Services. Shareholders may forward an email from their intermediary or attach an image of their legal proxy to shareholdermeetings@computershare.com. Requests for registration must be received no later than 9:00 a.m., Eastern Time, on August 26, 2020. Shareholders will receive a confirmation email from Computershare Fund Services of the shareholder’s registration and a control number that will allow the shareholder to vote at the Meeting.

Shareholders are not required to attend the Meeting to vote on the proposals. Whether or not shareholders plan to attend the Meeting, the Fund urges shareholders to authorize a proxy to vote the shareholder’s shares in advance of the Meeting by one of the methods described in the proxy materials for the Meeting. In connection with the Meeting, the Fund has filed a definitive Proxy Statement with the Securities and Exchange Commission (the “SEC”). To the extent the information in the Original Notice and Proxy Statement has not been amended by this letter, such information remains applicable to this solicitation of proxies and the Meeting. Shareholders are advised to read their Fund’s Proxy Statement because it contains important information. The Proxy Statement is available on the Internet at https://www.proxy-direct.com/leg-31534. The Proxy Statement and other documents filed by a Fund are also available for free on the SEC website, www.sec.gov.

By Order of the Board of Directors
George P. Hoyt
Secretary
August 31, 2020